                                                                                            Exhibit 99.1

            Contact: Mobius Management Systems, Inc.
            Ray Kunzmann
            914-921-7446
            rkunzman@mobius.com

        Investor Relations
            Makovsky + Company
            Gene Marbach
            212-508-9645
            gmarbach@makovsky.com

            Media Relations
            Dukas Public Relations Inc.
            Richard Dukas
            212-704-7385
            richard@dukaspr.com

For Immediate Release

MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS RESULTS
FOR FIRST FISCAL QUARTER OF 2007

Net income increases 138% to $750,000, or $0.04 per diluted share;
Operating income improves to $747,000

Rye, NY - October 26, 2006 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of integrated solutions for enterprise archiving and records management, today announced results for its first fiscal quarter of 2007.

Net income for the fiscal first quarter of 2007 was $750,000, or $0.04 per diluted share, as compared with $315,000, or $0.02 per diluted share, in last year’s first quarter. Operating income for the fiscal quarter ended September 30, 2006, was $747,000, which compares to the prior year’s operating loss of $103,000. Software license revenues for the fiscal first quarter of 2007 were $9.9 million, an increase of 10.5% over the prior year’s license revenue of $9.0 million. Total consolidated revenues for the fiscal first quarter of 2007 increased 5.9% to $22.7 million, compared with $21.4 million in the fiscal first quarter of last year. The Company noted that its earnings-per-share for the quarter exceeded the guidance provided with the issuance of its fiscal fourth quarter results, while revenues were in line with expectations.

The Company’s earnings in the first fiscal quarter of 2007 and 2006 have been reduced by a pre-tax expense of approximately $266,000, or $0.01 per share, and $225,000, or $0.01 per share, respectively, related to stock-based compensation recorded pursuant to the provisions of the Financial Accounting Standards Board's Statement No. 123 (revised 2004), "Share-Based Payment" (FAS 123R).

As of September 30, 2006, cash totaled $45.9 million, compared with $40.0 million at June 30, 2006. As of September 30, 2006, total software license installments receivable amounted to $21.0 million, as compared with the June 30, 2006 balance of $21.5 million. The Company had no bank debt outstanding at September 30, 2006.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, “Our positive first quarter performance is very encouraging and is a continuation of the execution improvements demonstrated over the last six quarters. In a seasonally difficult summer quarter, we posted more than 10% growth in license revenue, managed expenses, delivered positive operating earnings and doubled the prior year’s EPS. In addition, our earnings and working capital management helped us generate close to $6.0 million of cash flow in the quarter.

“The market is ripe for Mobius. Our core competency has been and continues to be industry-leading integrated high-volume archiving and records management software that also complements Enterprise Content Management (ECM) solutions such as Microsoft SharePoint. As Microsoft continues to commoditize traditional ECM software with a ‘plug and play solution,’ our customers are turning to Mobius software to expand their capability to capture, index, store, deliver and dispose of all the mission critical material created by both their desk top and enterprise production computer applications. As a result of the commoditizing of ECM, we believe our customers and prospects now have the need and the resources - time and budget -

to devote attention to reducing the cost of their enterprise archiving, integration and records management initiatives.”

Mr. Gross continued, “For more than twenty-five years, Mobius has delivered industry-leading capabilities to our customers, helping them manage massive volumes of digital information while minimizing IT and operational costs. Our go-to-market program continues to focus on expanding customer relationships with our new and existing product offerings and developing new sales channel opportunities. We are very excited by the opportunities we see ahead of us.”

Guidance

Looking to the second quarter of fiscal 2007, Mr. Gross noted, “We expect to continue making progress on our strategy and to improve on our strong first quarter revenue, while absorbing seasonally higher operating expenses. As such, we are currently forecasting revenue in our fiscal second quarter ending December 31, 2006, to be between $23.0 million and $24.0 million, which would result in earnings per diluted share of between $0.02 and $0.04. This compares to second quarter of fiscal 2006 revenues of $21.8 million and $0.02 per diluted share, respectively.”

Recent Highlights

Mobius Features Ground-Breaking Records Management Solutions at ARMA International’s Annual Conference & Expo: Mobius showcased its first-in-class enterprise records and e-mail management solutions at ARMA International’s 51st Annual Conference & Expo, the premier event for learning about policies, programs, and tools related to managing the organization’s records and information.

Mobius Showcases Enterprise Archiving and Records Management Solutions at Forum 2006: Mobius was a sponsoring exhibitor at Sun Microsystems’ Forum 2006, where it featured ViewDirect integration with Sun storage systems.

Mobius Showcases Best-in-Class Enterprise Archiving Solution at EDUCAUSE 2006: Mobius joined Sun Microsystems in participating at EDUCAUSE 2006, the premier information technology event for higher education, at which the University of Mississippi presented a session on productivity breakthroughs achieved with a Mobius digital archiving and imaging solution.

Mobius Showcases Best-in-Class Content Integration and Compliance Solutions at Gartner Symposium/ITxpo: Mobius participated at the Gartner Symposium/ITxpo, marking the tenth year that Mobius has been an exhibiting sponsor of the industry’s largest and most strategic conference for senior IT and business professionals.

Mobius Achieves Record Performance as it Kicks off 25th Anniversary: Mobius announced on September 7 that it has kicked off a year-long celebration of its 25th anniversary with record-breaking revenues in its recently-closed fiscal year ended June 30, 2006. Founded in 1981 by current CEO Mitchell Gross and Joseph Albracht, Mobius pioneered software for high-volume information archiving and retrieval and has been a dominating presence in that market throughout its history.

Mobius Showcases Content-Centric Application at SAP TechEd 2006: Mobius participated in SAP TechEd 2006, a highly focused annual conference for technical experts, SAP partners and customers.

Mobius Software Suite Named a ‘Trend-Setting Product’ by KMWorld: KMWorld named Mobius’s ViewDirect suite to its fourth annual list of “Trend-Setting Products.”

Mobius Presents at the Morgan Keegan 2006 Equity Conference: On September 8, 2006, the management of Mobius presented to investors at the Morgan Keegan 2006 Equity Conference at The Peabody Hotel in Memphis, TN. The presentation was also available via Webcast.

Mobius Presents at the Kaufman Bros. Ninth Annual Investor Conference: On September 7, 2006, the management of Mobius presented to investors at the Kaufman Bros. Ninth Annual Investor Conference at The W Hotel in New York, NY. The presentation was also available via Webcast.

Mobius Named to Manufacturing Business Technology Magazine’s Global 100 Listing of Leading IT Providers: Manufacturing Business Technology magazine has named Mobius to its 14th annual Global listing of premier IT vendors in manufacturing and supply chain. Mobius was included among the business performance management leaders.

Mobius Rang NASDAQ Closing Bell on August 4: Mitchell Gross, chairman, chief executive officer and co-founder, rang the closing bell at The NASDAQ Stock Market on Friday, August 4, 2006, at 4:00 PM, to commemorate Mobius’s 25th anniversary. Mobius has been listed on The NASDAQ Stock Market since April 1998.

Conference Call Information

Mobius will hold its quarterly conference call today at 9:00 AM EST to discuss its fiscal first quarter 2007 results. Interested persons wishing to listen to the conference call via Webcast may access it at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&eventID=1399681

The conference call will be available for playback following the live call from approximately 12:00 p.m. (Eastern) on Thursday, October 26, until 11:59 p.m. (Eastern) on Thursday, November 2. The number for the replay is 877-519-4471; international participants should dial +1-973-341-3080; all callers should enter pin number 7964612.

About Mobius

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for enterprise archiving and records management. The company's comprehensive software suite integrates content across disparate repositories, supports regulatory compliance, and includes content-enabled applications that automate business processes. Mobius solutions have achieved industry-wide recognition for breadth of functionality, breadth of supported formats, and high-volume, high-demand performance. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York. Mobius has sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore. The Company also markets through a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company’s control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, long and unpredictable sales cycles, technological change, product concentration, competition, international sales and operations, protection of intellectual property, extended payment risk, sufficient revenues from professional services, dependence on licensed technology, risk of product defects, product liability, expansion of indirect channels, management of growth, dependence on executive management, other key employees and subcontractors, consolidation in the industries we market and sell, concerns about transaction security on the Internet, factors affecting valuation of stock option expense, changes in prevailing equity-based compensation practices, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 11, 2006, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

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ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

(Tables to follow)

MOBIUS MANAGEMENT SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended
	9/30/06	9/30/05

Revenues:
Software license	$9,941	$8,995
Maintenance	10,907	10,679
Professional service and other	1,843	1,747
Total revenues	22,691	21,421

Cost of revenues:
Software license	145	285
Maintenance	1,905	1,865
Professional service and other	1,389	1,386
Total cost of revenues	3,439	3,536

Gross profit	19,252	17,885

Operating expenses:
Sales and marketing	9,162	9,210
Research and development	5,739	5,521
General and administrative	3,604	3,257
Total operating expenses	18,505	17,988

Income (loss) from operations	747	(103)

Interest and other income, net	644	595
Income before income taxes	1,391	492
Provision for income taxes	641	177

Net income	$750	$315

Basic weighted average shares	19,050	18,555
Basic earnings per share	$0.04	$0.02
Diluted weighted average shares	19,942	19,660
Diluted earnings per share	$0.04	$0.02

MOBIUS MANAGEMENT SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	9/30/06	6/30/06
Assets:
Current Assets:
Cash and cash equivalents	$45,893	$39,967
Accounts receivable, net	13,025	19,654
Software license installments, current	12,070	12,054
Other current assets	2,877	2,480
Total Current Assets	73,865	74,155

Property and equipment, net	3,708	3,912
Software license installments, non-current	8,942	9,416
Deferred income taxes, non-current	1,686	2,478
Other non-current assets	3,276	3,379

Total Assets	$91,477	$93,340

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$12,135	$15,994
Deferred revenues, current	23,254	22,765
Deferred income taxes, current	2,894	2,480
Total Current Liabilities	38,283	41,239

Deferred revenues, non-current	1,851	2,092
Other non-current liabilities	505	509

Total Stockholders’ Equity	50,838	49,500

Total Liabilities and Stockholders’ Equity	$91,477	$93,340